Exhibit 99.1

Flux Power to Write Down $1.7 Million in Obsolete Inventory, Requiring Restatement of Certain Previously Issued Financial Statements

VISTA, Calif. – September 5, 2024 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment today announced that it has identified $1.7 million of excess and obsolete inventory primarily related to product innovation and design of our products during a period of rapid growth over the last several years. As a result, the Company will restate previously issued financial statements for fiscal year 2023 and the interim periods of fiscal year 2024. The inventory write-down is a non-cash charge and will not impact cashflow. However, as a part of the restatement process, the Company may include additional adjustments other than inventory that may be identified during its review. The Company also expects that its $16 million revolving credit facility with its financing partner Gibraltar Business Capital remains available subject to meeting certain lending criteria under the Loan Agreement.

“Flux Power, with the leadership of our new CFO Kevin Royal, is taking all appropriate measures to rectify the inventory accounting issues related to our transition to more advanced energy cells, including implementing enhanced procedures and quality checks to mitigate the possibility of it recurring,” said Ron Dutt, CEO of Flux Power. “We believe that these findings will not impact the strength of the business, our access to capital through our financing partner or the Company’s positive outlook for our future – which will be fueled by continued innovation, maintaining a disciplined cost structure and driving organic growth.”

The Company intends to restate its financial statements for the periods noted above as soon as practicable. Additional information related to the restatements is available in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the expected adjustments to the Company’s financial statements, including the estimated amount and impact of adjustments on the Company’s financial statements, expectations with respect to the Company’s internal control over financial reporting and disclosure controls and procedures and related remediation, the potential for additional adjustments to the Company’s financial statements and additional restatements, the Company’s ability to access its revolving credit facility, expected filing of its Form 10-K, and effect and impact on Company’s business and credit facility. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to, the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information resulting to additional adjustments; delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to obtain necessary waivers or amendments to its credit facility in the future; the risk that the Company may become subject to stockholder lawsuits or claims; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Chris Tyson, Executive Vice President

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